UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008 (April 15, 2008)
CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation; Bylaws
On April 15, 2008, Calumet GP, LLC (the “General Partner”), the general partner of Calumet Specialty Products Partners, L.P., (the “Partnership”) executed Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007. The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between the General Partner and the Partnership’s unitholders after a follow-on offering of Partnership units. The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the General Partner. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(c)   Exhibits.

Exhibit
Number	Description

Exhibit 3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P., dated April 15, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	CALUMET GP, LLC, its General Partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

April 18, 2008

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P., dated April 15, 2008.